UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 31, 2006

MARTEN TRANSPORT, LTD.
(Exact name of registrant as specified in its charter)

Delaware	0-15010	39-1140809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

129 Marten Street Mondovi, Wisconsin		54755
(Address of principal executive offices)		(Zip Code)

(715) 926-4216
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On August 31, 2006, Marten Transport, Ltd. (“Marten”) entered into a credit agreement (the “Credit Agreement”) with U.S. Bank National Association, as agent (the “Agent”), and certain lenders party thereto (the “Lenders”).  The Credit Agreement provides for a five-year unsecured revolving credit facility in an aggregate principal amount of up to $75 million subject to a borrowing base.  The aggregate principal amount of the revolving credit facility may be increased from time to time at the option of Marten after providing notice to the Agent in increments not less than $5 million up to a maximum aggregate principal amount of $100 million.  The credit facility has a $10 million sublimit for the issuance of letters of credit and a $10 million sublimit for swing line loans.  Funds are available under the credit facility for Marten’s general business and working capital purposes.  The Credit Agreement amends and restates in its entirety the Credit Agreement, dated as of October 30, 1998, as amended, entered into between Marten and the Agent (the “Prior Agreement”).  All letters of credit issued for the account of and all loans made to Marten under the Prior Agreement are deemed to be issued and made, respectively, under the terms of the Credit Agreement. At August 31, 2006, the credit facility had an outstanding principal balance of $41.9 million, outstanding standby letters of credit of $4.5 million, and remaining borrowing availability of $28.6 million.

In addition to certain initial credit facilities fees payable by Marten, Marten is obligated to pay (i) a revolving commitment fee based on the average daily unused revolving commitments, which is payable quarterly in arrears to the Agent for the ratable benefit of each Lender, (ii) on the date of issuance, a fee based on the original face amount available to be drawn under a letter of credit issued under the credit facility, (iii) a fronting fee for each letter of credit issued equal to 0.125% of the stated amount of the letter of credit as of the date of issuance, and (iv) an annual syndication fee payable in advance for each lender, other than the Agent, which is party to the Credit Agreement.  At the option of Marten, any loan under the Credit Agreement (other than swing line loans) bears interest at a variable rate based on LIBOR or an alternative variable rate based on the prime rate announced from time to time by the Agent as its prime rate (“Prime Rate”) plus or minus, as applicable, an applicable margin.  The applicable margin for loans under the revolving credit facility is determined by reference to Marten’s cash flow leverage ratio, as defined in the Credit Agreement, and such applicable margin ranges from 0.6% to 1.0% per annum for loans based on LIBOR and from minus 0.5% to 0.0% per annum for loans based on the Prime Rate.   Interest is payable (a) monthly in arrears for loans based on the Prime Rate and (b) on the earlier of quarterly or on the last day of the respective interest period for loans based on LIBOR.  Loans based on the Prime Rate may be prepaid at any time without premium or penalty.  Except upon acceleration following an event of default or upon termination of the revolving commitments, a loan based on LIBOR may be prepaid only on the last day of the interest period for that loan.

The Credit Agreement contains standard affirmative and negative covenants and other limitations (subject to various carve-outs and baskets) regarding Marten, and in some cases, the subsidiaries of Marten.  The covenants limit: (a) the making of investments, the amount of capital expenditures, the payment of dividends and other payments with respect to capital, the disposition of material assets other than in the ordinary course of business, and mergers and acquisitions, (b) transactions with affiliates unless such transactions are completed in the ordinary course of business and upon fair and reasonable terms, (c) the incurrence of liens and indebtedness, and (d) substantial changes in the nature of the companies’ business.  The Credit Agreement also contains customary events of default, including, payment and covenant defaults and material inaccuracy of representations.  The Credit Agreement further permits the taking of customary remedial action upon the occurrence and continuation of an event of default, including the acceleration of obligations then outstanding under the Credit Agreement.  In addition, the Credit Agreement contains usual and customary financial covenants for credit facilities of this nature, including covenants pertaining to a maximum cash flow leverage ratio and a minimum fixed charge coverage ratio.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated herein by this reference.

Item 7.01               Regulation FD Disclosure

Marten hereby furnishes the information contained in its 2006 Equity Conference Information Statement, dated September 7, 2006, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Limitation on Incorporation by Reference

In accordance with general instruction B.2. of Form 8-K, the information in this report and the attached exhibit is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(a)   Financial Statements of Businesses Acquired.

Not Applicable.

(b)   Pro Forma Financial Information.

Not Applicable.

(d)   Exhibits.

Exhibit No.	Description

10.1	Credit Agreement, dated as of August 31, 2006, by and among Marten Transport, Ltd., as borrower, the banks party thereto as lenders, and U.S. Bank National Association, as agent for the lenders

99.1	2006 Equity Conference Information Statement, dated September 7, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MARTEN TRANSPORT, LTD.

Dated: September 6, 2006	By	/s/ James J. Hinnendael
James J. Hinnendael
Its: Chief Financial Officer

MARTEN TRANSPORT, LTD.

FORM 8-K

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Credit Agreement, dated as of August 31, 2006, by and among Marten Transport, Ltd., as borrower, the banks party thereto as lenders, and U.S. Bank National Association, as agent for the lenders

99.1	2006 Equity Conference Information Statement, dated September 7, 2006